UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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MEMC Electronic Materials, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEMC ELECTRONIC MATERIALS, INC.

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 23, 2008

MEMC Electronic Materials, Inc. will hold its 2008 Annual Stockholders’ Meeting at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105 on April 23, 2008 at 7:00 a.m., local time, for the following purposes:

1.	To elect three directors to serve for a term expiring in 2011;

2.	To consider and act upon a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

3.	To transact such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed March 3, 2008 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our executive offices not less than ten days prior to the Annual Meeting and at the meeting.

Sincerely,

BRADLEY D. KOHN
Corporate Secretary

March 14, 2008

Whether or not you plan to attend the meeting, to ensure that your shares will be represented at the meeting, please complete the enclosed proxy card, and sign, date and return it in the enclosed envelope, which does not require postage if mailed in the United States. You may withdraw your proxy at any time before it is voted.

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PROXY STATEMENT — VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

MEMC is soliciting proxies to be used at our 2008 Annual Stockholders’ Meeting. This proxy statement and the proxy card will be mailed to stockholders beginning March 14, 2008.

Who Can Vote

Record holders of MEMC common stock on March 3, 2008 may vote at the Annual Meeting. On March 3, 2008, there were 228,609,460 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter submitted to a vote at the Annual Meeting.

How You Can Vote

If you are a stockholder of record on the record date, there are four ways to vote:

•	By Proxy — Mark your proxy card, date and sign it, and return it in the envelope provided;

•	By Internet — Log on to the Internet and go to www.investorvote.com, and follow the steps outlined on the secured website;

•	By Telephone — Call toll free 1-800-652-VOTE (8683) within the United States, Canada and Puerto Rico, and follow the instructions provided by the recorded message; and

•

In Person — Come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy or power of attorney from the nominee and present it at the meeting to establish your right to vote the shares.

How You May Revoke or Change Your Vote

If you give a proxy, you may revoke it at any time before your shares are voted. You may revoke your proxy in one of four ways:

•	Send in another proxy with a later date;

•	Enter a new vote by Internet or telephone;

•	Notify our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	Vote in person at the Annual Meeting.

Special Voting Rules for Participants in MEMC Retirement Savings Plan

Participants in the MEMC Retirement Savings Plan may hold MEMC common stock as an investment pursuant to the MEMC Stock Fund alternative in the Retirement Savings Plan. Plan participants may direct the plan’s trustee how to vote the shares held by the plan, but only if the participant signs and returns a voting direction card. If cards representing shares held in the plan are not returned, the trustee will vote those shares in the same proportion as the shares for which signed cards are returned by other participants.

Quorum

A majority of the outstanding shares entitled to vote at the Annual Meeting represented in person or by proxy at the meeting will constitute a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have authority to do so. Shares represented by proxies that are marked “withhold” with respect to the election of one or more directors will be counted as present in determining whether there is a quorum at the meeting.

Vote Required

If a quorum is present at our Annual Meeting, the following vote is required for approval of each matter to be voted on:

Election of Directors	A plurality of the shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” each director nominee for the election of such nominee. “Plurality” means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Consequently, any abstentions, broker non-votes and shares represented by proxies that are marked “withhold” will have no impact on the election of directors.

Ratification of Selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2008	A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008. Abstentions and broker non-votes will have the practical effect of voting against the proposal.

Costs of Solicitation

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited personally or by telephone by our regular employees without additional compensation. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

Important Information about Proxy Material Availability

A copy of our proxy materials, including this proxy statement and our Annual Report to Stockholders, can be found on our website at www.memc.com.

ITEM NO. 1 — ELECTION OF DIRECTORS

The Board of Directors consists of eight members organized into three classes, with each director elected to serve for a three-year term. There are three directors in Class I (term expiring at this Annual Meeting), two directors in Class II (term expiring in 2009) and three directors in Class III (term expiring in 2010).

Three Class I directors will be elected at our 2008 Annual Meeting to serve for a three-year term expiring at our Annual Meeting in the year 2011. The Nominating and Corporate Governance Committee has nominated Peter Blackmore, Nabeel Gareeb, and Marshall Turner for election as Class I directors (term expiring in 2011) at this meeting. Messrs. Blackmore, Gareeb and Turner are currently serving as Class I directors, Mr. Gareeb having previously been elected at the 2005 Annual Meeting, Mr. Blackmore having been appointed by the Board of Directors on February 22, 2006 to fill a vacancy on the Board of Directors as a Class I director, and Mr. Turner having been appointed by the Board of Directors on April 25, 2007 to fill a vacancy on the Board of Directors as a Class I director. Messrs. Blackmore, Gareeb and Turner each have consented to serve for a new term. If Messrs. Blackmore, Gareeb and Turner are elected as directors, they will continue in office until their successors have been elected and qualified. If Messrs. Blackmore, Gareeb and Turner are unable to serve as directors at the time of the Annual Meeting, the persons named on the enclosed proxy card may vote for any alternative designated by the present Board of Directors.

You may not vote for more than three nominees. The persons named on the enclosed proxy card intend to vote the proxy representing your shares for the election of Messrs. Blackmore, Gareeb and Turner, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you sign and return the proxy card without giving any direction, the persons named on the enclosed proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.

The Board of Directors recommends a vote “FOR”

the election of Messrs. Blackmore, Gareeb and Turner as directors.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

Please review the following information about Messrs. Blackmore, Gareeb and Turner and the other directors continuing in office. Information below is as of February 28, 2008.

Nominees for Election in 2008

Peter Blackmore, Director since 2006, Age 60

Mr. Blackmore has been President and Chief Operating Officer for UTStarcom, Inc. since July 2007. Before this position, Mr. Blackmore had been Executive Vice President of Unisys Corporation between February 2005 and July 2007. From 1991 through August 2004, Mr. Blackmore served in various roles at Compaq Computer Corporation, or Compaq, and Hewlett-Packard Company, or HP, most recently as Executive Vice President of the Customer Solutions Group at HP from May 2004 through August 2004, and as Executive Vice President of the Enterprise Systems Group at HP from 2002 through May 2004. Prior to the merger of Compaq and HP, Mr. Blackmore served as Senior Vice President of Worldwide Sales and Service of Compaq from 2000 through 2002 and Senior Vice President of Worldwide Sales and Marketing of Compaq from 1998 through 2000. Mr. Blackmore is a member of the Board of Directors of Multi-Fineline Electronix, Inc.

Nabeel Gareeb, Director since 2002, Age 43

Mr. Gareeb joined MEMC as President and Chief Executive Officer in April 2002. Prior to joining MEMC, Mr. Gareeb was the Chief Operating Officer of International Rectifier Corporation, a leading supplier of power semiconductors, where he was responsible for worldwide operations, research and development and marketing of the core products of the company. He joined International Rectifier in 1992 as Vice President of Manufacturing and subsequently held other senior management positions.

Marshall Turner, Director since 2007, Age 66

Mr. Turner served as Chairman and Chief Executive Officer of Toppan Photomasks, Inc. from June 2003 through April 2005, and President and Chief Executive Officer of the company through May 2006. Named “Dupont Photomasks, Inc.” prior to its acquisition by Toppan Printing Company, Ltd. in April 2005, the company manufactures photomasks for semiconductor chip fabricators. Mr. Turner is also a member of the board of directors of Xilinx, Inc. and the AllianceBernstein Funds.

Continuing Directors

Robert J. Boehlke, Director since 2001, Age 66

(Term expiring in 2009)

Mr. Boehlke was most recently Executive Vice President and Chief Financial Officer of KLA-Tencor, a position he held from 1990 until his retirement in 2000. Between 1983 and 1990, he held a variety of general management positions with that company. KLA-Tencor is a supplier of process control and yield management solutions for the semiconductor manufacturing industry. Mr. Boehlke is a member of the Board of Directors of Tessera Technologies, Inc.

John Marren, Director since 2001, Age 44

(Term expiring in 2010)

Mr. Marren has been Chairman of the Board of Directors of MEMC since November 2001. Mr. Marren has been a Partner of TPG Capital (formerly Texas Pacific Group), a privately held investment firm, since April 2000.

C. Douglas Marsh, Director since 2001, Age 62

(Term expiring in 2009)

Mr. Marsh was most recently Vice President Business Integration & U.S. Institutional Investor Relations of ASML US, Inc., a supplier of photolithography equipment to the semiconductor industry, a position he held from 2000 until his retirement in April 2004. From 1991 to 2000, Mr. Marsh held a variety of executive management positions with ASML. Mr. Marsh is a member of the Board of Directors of ATMI, Inc.

William E. Stevens, Director since 2001, Age 65

(Term expiring in 2010)

Mr. Stevens has served as Chairman of BBI Group, Inc., a private equity investment firm, since November 2000. Mr. Stevens served as Chairman and Chief Executive Officer of the Wesmark Group from 1999 to 2001. Mr. Stevens serves on the Board of Directors of McCormick & Company, Incorporated.

James B. Williams, Director since 2003, Age 51

(Term expiring in 2010)

Mr. Williams is a Partner of TPG Capital (formerly Texas Pacific Group), a privately held investment firm. Mr. Williams joined Texas Pacific Group in February 1999. Mr. Williams also is a member of the board of directors of several private companies.

BENEFICIAL OWNERSHIP BY

DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the beneficial ownership of MEMC common stock as of February 15, 2008, based on 228,412,220 shares outstanding as of such date, by each of our directors, our executive officers listed in our summary compensation table for 2007 and all current directors and executive officers as a group. Except as indicated below, each person has the sole power to vote and transfer his or her shares or interests.

Name	Number of Shares of MEMC Common Stock Beneficially Owned		Percentage of MEMC Outstanding Common Stock
Peter Blackmore	20,800	(1)	*
Robert J. Boehlke	36,000	(2)	*
John Marren	16,000	(3)	*
C. Douglas Marsh	51,000	(4)	*
William E. Stevens	44,500	(5)	*
Marshall Turner	0		*
James B. Williams	16,000	(3)	*
Nabeel Gareeb	100,000	(6)	*
Kenneth H. Hannah	50,682	(7)	*
Sean Hunkler	5,000	(8)	*
Mignon Cabrera	1,500	(9)	*
Michael Cheles	1,500	(9)	*
Bradley D. Kohn	5,975	(10)	*
John A. Kauffmann	28,529	(11)	*
Shaker Sadasivam	83,025	(12)	*
All directors and executive officers as a group (15 persons)	460,511	(13)	*

*	Represents less than 1% of MEMC’s outstanding common stock as of February 15, 2008.

(1)	All of these shares may be acquired by the holder within 60 days of February 15, 2008, including 800 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(2)	All of these shares may be acquired by the holder within 60 days of February 15, 2008, including 16,000 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(3)	All of these shares may be acquired by the holder within 60 days of February 15, 2008, including 16,000 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(4)	Includes 46,000 shares that may be acquired by the holder within 60 days of February 15, 2008, including 16,000 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(5)	All of these shares may be acquired by the holder within 60 days of February 15, 2008, including 17,500 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(6)	Shares are all held by an estate planning trust over which Mr. Gareeb has sole power to vote and transfer such shares.

(7)	Includes 43,750 shares that may be acquired within 60 days of February 15, 2008 and 2,500 shares underlying restricted stock unit awards.

(8)	Includes 5,000 shares underlying restricted stock unit awards.

(9)	Includes 1,500 shares underlying restricted stock unit awards.

(10)	Includes 4,475 shares that may be acquired within 60 days of February 15, 2008 and 1,500 shares underlying restricted stock unit awards.

(11)	Includes 19,575 shares that may be acquired within 60 days of February 15, 2008 and 3,750 shares underlying restricted stock unit awards.

(12)	Includes 79,275 shares that may be acquired within 60 days of February 15, 2008 and 3,750 shares underlying restricted stock unit awards.

(13)	Includes 244,075 shares that may be acquired within 60 days of February 15, 2008 and 101,800 shares underlying restricted stock unit awards.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

Our Board of Directors currently consists of eight directors, seven of whom are independent under applicable New York Stock Exchange Rules. The Board of Directors has affirmatively determined that, in its judgment, each director other than Mr. Gareeb meets all applicable independence standards established by the New York Stock Exchange. Specifically, the Board considered Mr. Marren’s and Mr. Williams’ position as a director of MEMC in light of their roles as Partners with Texas Pacific Group, TPG Wafer Holdings and the related TPG entities, formerly the largest stockholder of MEMC. (See “CERTAIN TRANSACTIONS” herein.) TPG no longer holds any MEMC equity securities. After reviewing and considering all of the relationships between MEMC and Texas Pacific Group, TPG Wafer Holdings and the related TPG entities, the Board affirmatively determined (with Messrs. Marren and Williams abstaining) that, in its judgment, Messrs. Marren and Williams met the applicable independence standards established by the New York Stock Exchange, because although Messrs. Marren and Williams had a relationship with the TPG entities, Messrs. Marren and Williams were independent of MEMC management, and that, consistent with NYSE rules and commentary, former stock ownership should not be a bar to a determination of independence.

In addition, the Board also considered Mr. Boehlke’s and Mr. Marsh’s relationships with MEMC through their former indirect ownership interests in MEMC through TPG Wafer Partners and as a result of their respective escrow deposits with TPG Wafer Partners. (See “CERTAIN TRANSACTIONS—Ownership Interest in TPG Wafer Partners.”) The Board determined that because Messrs. Boehlke and Marsh had no voting or dispositive power with respect to the MEMC securities formerly held by TPG Wafer Partners and they were therefore not beneficial owners of those securities, there was no reason that such prior indirect ownership would be a material relationship precluding them from being independent from management.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board of Directors met five times in 2007. During 2007, all directors attended at least 75% of the Board meetings and meetings of the committees on which they served.

Corporate Governance

Our Board of Directors has adopted and maintains our corporate governance guidelines. The Board also has adopted a code of business conduct applicable to all of our directors, officers and employees. The corporate governance guidelines and the code of business conduct are posted on our website at www.memc.com. Copies of the corporate governance guidelines and code of business conduct are also available in print at no charge to any stockholder who requests them by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376.

In accordance with our corporate governance guidelines, non-management directors hold executive sessions regularly without management present. The independent, non-management directors meet at least once annually, although the independent, non-management directors typically meet without management present each quarter in conjunction with MEMC’s regular quarterly Board meetings. For 2007, when TPG still held MEMC equity securities, the non-management directors had selected William E. Stevens to preside at the executive sessions without management participation. Interested parties seeking to make their concerns known to the Board of Directors may communicate directly with the non-management members of the Board of Directors by sending written correspondence by mail to MEMC Board of Directors, P.O. Box 19706, Alexandria, VA 22320, or by email to: memc@corporateethics.com. Any written correspondence intended only for the non-management directors should be clearly marked as such.

Also consistent with our corporate governance guidelines, directors are expected to attend a minimum of 75% of all Board meetings and, where applicable, meetings of committees on which the directors serve. Directors are encouraged, but not required, to attend our annual stockholders’ meeting. Last year, five of our seven directors as of the time of the annual stockholders’ meeting attended the annual stockholders’ meeting.

Audit Committee

Our Audit Committee is comprised of three directors, all of whom are independent. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to:

•	The quality and integrity of our financial statements and financial reporting processes;

•	Our systems of internal accounting and financial controls and disclosure controls;

•	The qualifications and independence of our independent auditors;

•	The performance of our internal audit function and independent auditors; and

•	Compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and the Board of Directors.

The Audit Committee is responsible for appointing, retaining, compensating, evaluating and, if necessary, terminating MEMC’s independent auditors. The Audit Committee meets periodically with representatives from our independent auditors separate from management. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding MEMC’s accounting, internal accounting controls and auditing matters. We have published these procedures on our website at www.memc.com. A copy of these procedures is also available in print at no charge to any stockholder who requests the procedures by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376. Messrs. William E. Stevens (Chairman), Robert J. Boehlke and C. Douglas Marsh serve on the Audit Committee. The Board of Directors has affirmatively determined that, in its judgment, each member of the Audit Committee is financially literate and meets all applicable independence standards established by the New York Stock Exchange. The Board of Directors has also determined that each of Mr. Boehlke and Mr. Stevens is an “audit committee financial expert” within the meaning of the rules and regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee met 11 times in 2007.

Compensation Committee

Our Compensation Committee consists of five directors, all of whom are independent. The Compensation Committee discharges the Board of Directors’ responsibilities relating to compensation of our executives and directors. The Compensation Committee has overall responsibility for approving and evaluating our director and officer compensation plans, policies and programs.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376. Until April 25, 2007, the members of the Compensation Committee were Messrs. Williams (Chairman), Boehlke, Marsh and Blackmore, at which time Mr. Turner joined the Compensation Committee. The Board of Directors has determined that each of Mr. Williams, Blackmore, Boehlke, Marsh, and Turner meet the independence standards established by the New York Stock Exchange. The Compensation Committee met seven times in 2007.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of four members, all of whom are independent. The Nominating and Corporate Governance Committee:

•	Assists the Board by identifying individuals qualified to become members of the Board of Directors;

•	Recommends to the Board the director nominees for the next annual stockholders’ meeting and from time to time to fill vacancies on the Board;

•	Recommends to the Board our Corporate Governance Guidelines; and

•	Leads the Board in its annual review of the Board’s performance.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376. Until April 25, 2007, the members of the Nominating and Corporate Governance Committee were Messrs. Boehlke (Chairman), Marren, Stevens and Blackmore, on which date Mr. Marren withdrew from the Nominating and Corporate Governance Committee and Mr. Turner joined the Committee. The Board of Directors determined that each of Messrs. Blackmore, Boehlke, Stevens and Turner meet the independence standards established by the New York Stock Exchange. The Nominating and Corporate Governance Committee met five times in 2007.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and nominating persons for election to our Board of Directors. Following its evaluation, the Committee then recommends to the full Board a slate of director candidates for inclusion in the proxy statement and proxy card.

In the case of incumbent directors, the Committee will review each director’s overall service during his current term. In the case of new director candidates, the Committee will first determine whether the nominee must be independent under the rules of the New York Stock Exchange and identify any special needs of the current Board. The Committee will consider individuals recommended by current Board members, Company management and shareholders. The Committee will seek to identify and recruit the best available candidates. The following characteristics are minimum qualifications for service on the MEMC Board of Directors: character and integrity; significant business or public experience relevant and beneficial to the Board of Directors and the Company; strong professional and personal reputation; the ability to exercise sound business judgment; and a willingness to make a sufficient time commitment to the affairs of MEMC in order to effectively perform the duties of a director.

The Committee will consider recommendations for director nominees from MEMC stockholders. Any stockholder wishing to submit a recommendation should send the following information to our Corporate Secretary, 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376:

•	Stockholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age and address of candidate;

•	Candidate’s detailed resume;

•	Description of any arrangements or understandings between the stockholder and the candidate; and

•	Signed statement from the candidate confirming his or her willingness to serve on the Board of Directors.

Stockholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates in connection with annual elections of directors, filling any director vacancies, and at other times deemed appropriate by the Committee. If a stockholder seeks to nominate a candidate for director for election at the 2009 annual stockholders’ meeting, the stockholder must follow the procedures described under “Stockholder Proposals for 2009 Annual Meeting” below.

Director Compensation

The following table provides certain information about compensation paid to our outside directors during 2007.

Director Compensation for 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)	Total ($)
Peter Blackmore	$67,000	$64,159	(1)	$178,323	(8)		$309,482
Robert Boehlke	$93,000	$116,514	(2)				$209,514
John Marren	$72,000	$116,514	(3)				$188,514
C. Douglas Marsh	$83,000	$116,514	(4)				$199,514
William Stevens	$107,000	$241,135	(5)				$348,135
Marshall Turner	$59,000	$34,591	(6)	$50,173	(8)		$143,764
James Williams	$76,000	$116,514	(7)				$192,514

(1)	This amount represents the 2007 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2007 was $101,145. At December 31, 2007, Mr. Blackmore held 3,100 RSUs and 30,000 options.

(2)	This amount represents the 2007 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2007 was $101,145. At December 31, 2007, Mr. Boehlke held 18,300 RSUs and 20,000 options.

(3)	This amount represents the 2007 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2007 was $101,145. At December 31, 2007, Mr. Marren held 18,300 RSUs and 0 options.

(4)	This amount represents the 2007 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2007 was $101,145. At December 31, 2007, Mr. Marsh held 18,300 RSUs and 30,000 options.

(5)	This amount represents the 2007 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2007 was $303,435. At December 31, 2007, Mr. Stevens held 24,300 RSUs and 27,000 options.

(6)	This amount represents the 2007 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2007 was $101,145 and the aggregate grant date fair value of options awarded to this director in 2007 was $293,209. At December 31, 2007, Mr. Turner held 1,500 RSUs and 10,000 options.

(7)	This amount represents the 2007 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2007 was $101,145. At December 31, 2007, Mr. Williams held 18,300 RSUs and 0 options.

(8)	This amount represents the 2007 FAS 123R expense for options granted to this director upon his appointment to the Board, and may not necessarily correspond to the actual value that will be recognized by the director.

Under our current director compensation program, outside directors (we pay no additional compensation to Mr. Gareeb for his service as a director) receive the following fees for their service on the Board of Directors and its Committees:

•	$45,000 annual Board of Directors cash retainer;

•	$20,000 additional cash retainer for Chairman of the Board of Directors;

•	$40,000 additional cash retainer for Chairman of the Audit Committee and $10,000 additional cash retainer for each member of the Audit Committee;

•	$20,000 additional cash retainer for Chairman of the Compensation Committee and $5,000 additional cash retainer for each member of the Compensation Committee;

•	$5,000 additional cash retainer for the Chairman of the Nominating and Corporate Governance Committee; and

•	$1,000 cash for each Board of Directors’ meeting and each Committee meeting attended.

In addition, the director compensation program provides for annual equity compensation grants as follows:

•

Upon their initial election or appointment to the Board of Directors, outside directors who are not affiliated with Texas Pacific Group, Leonard Green & Partners and TCW/Crescent Mezzanine Management III LLC receive a grant of non-qualified stock options to purchase 10,000 shares of MEMC common stock at an exercise price per share equal to the fair market value per share on the date of grant. These options vest ratably over four years.

•

Outside directors are awarded RSUs for shares of our common stock on an annual basis (as of the date of the annual stockholder meeting each year). The RSUs vest ratably over two years. Each year, RSUs are to be awarded in an amount such that the number of underlying shares of MEMC common stock has a total value of $100,000 on the date the award is granted (rounded to the nearest 100 shares). For newly elected or appointed outside directors that become directors on a date other than the date of the annual stockholder meeting, such directors would receive RSUs for a pro rata portion of the $100,000 total value.

In addition to the annual RSU grants discussed above, in each of 2006 and 2007, Mr. Stevens was granted 3,000 additional RSUs in recognition of his substantial efforts as Chair of the Audit Committee in overseeing the Audit Committee investigation and subsequent remediation efforts in late 2005 and 2006.

REPORT OF THE AUDIT COMMITTEE

We have met and held discussions with MEMC management and with MEMC’s independent registered public accounting firm, KPMG LLP. We have reviewed and discussed the consolidated financial statements of MEMC for 2007 with MEMC management. We discussed with KPMG matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States), including standards set forth in Statement on Auditing Standards No. 114.

KPMG also provided to us the written disclosures regarding their independence required by Independence Standards Board Standard No. 1, and we discussed with KPMG their independence.

Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for 2007 be included in MEMC’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

William E. Stevens (Chairman)

Robert J. Boehlke

C. Douglas Marsh

PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES

KPMG LLP served as our independent registered public accounting firm for 2007 and 2006. The following table presents fees paid to KPMG LLP for services rendered during the last two fiscal years:

	2007	2006
Audit fees	$1,820,000	$2,100,000
Audit-related fees	$16,000	$65,000
Tax fees	$48,000	$49,000
All other fees	$78,000	$64,000

Audit fees consisted principally of the annual audits of the financial statements of MEMC and its consolidated subsidiaries, including 2006 and 2007 audit work related to our internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees consisted principally of audits of financial statements of certain employee benefit plans and reviews of SEC filings.

Tax fees consisted principally of tax compliance and consultation.

All other fees consisted principally of statutory compliance requirements of our Italian subsidiary.

The Audit Committee considered and determined that the provision of non-audit services by KPMG LLP in 2007 was compatible with maintaining KPMG LLP’s independence.

MEMC has adopted pre-approval policies and procedures requiring that the Audit Committee pre-approve all audit and non-audit services performed by MEMC’s independent auditors. Under the policy, some services may be pre-approved without consideration of specific case-by-case services, while others require the specific pre-approval of the Audit Committee. Annual audit services are subject to the specific pre-approval of the Audit Committee. Certain specific services, subject to maximum fees ranging from $5,000 to $125,000, were generally pre-approved by the Audit Committee in 2007 and management was authorized to engage our independent auditors to perform those services by providing detailed information to the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for the Company’s executive compensation programs. The Committee is appointed by the Board of Directors to discharge the Board’s responsibilities relating to compensation of the Company’s executives and directors. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

Objectives and Design of MEMC’s Executive Compensation Programs

MEMC’s executive compensation programs are designed to attract and retain the highest quality executive talent possible, and more importantly, to provide meaningful incentives for such executives to enhance stockholder value. The Committee’s executive compensation philosophy is threefold: (1) all compensation should be referenced and validated based on industry surveys; (2) compensation grants and changes to compensation should be performance based; and (3) if the Company’s financial and operational performance exceeds industry benchmarks, then executive and employee compensation (for all three elements of compensation discussed below) should be targeted at the 75 th percentile of the industry surveys.

The Committee reviews the executive compensation programs at least annually to ensure that its compensation goals and objectives are being met. The Committee determines the final compensation for our Chief Executive Officer and other named executive officers, although with respect to the other named executive officers, the Chief Executive Officer works closely with the Committee to make recommendations to the Committee regarding the named executive officers’ compensation. In reviewing MEMC’s executive compensation programs and in making compensation decisions about all three elements of compensation discussed below, the Committee has utilized surveys such as the Radford U.S. Benchmark and U.S. Executive Compensation Survey, has engaged Pearl Meyer & Partners, an outside human resources and compensation consulting firm, and has used “tally sheets” to ensure that the Committee has a comprehensive picture of compensation paid to our executives. The Radford U.S. Benchmark and U.S. Executive Compensation Survey and the CHIPs survey provided to the Committee by Pearl Meyer & Partners aggregates compensation data for over 1,700 companies to provide the Committee with the 50th percentile and 75th percentile reference points used to make compensation decisions.

Elements of Compensation

Historically, including in 2007 and continuing in 2008, our executive compensation program consisted of three components: (1) base salaries, (2) short term incentive awards (cash incentive awards), and (3) long term incentive awards (equity awards).

Base Salaries. The Committee typically reviews the base salary of each executive officer on an annual basis to make adjustments based on evaluated performance levels, and if appropriate, changes in roles and responsibilities. In making base salary decisions, the Committee reviews comparable salary data from compensation surveys such as the Radford U.S. Benchmark and U.S. Executive Compensation Surveys, as well as salary data collected by Pearl Meyer & Partners. The Committee utilizes a compensation guideline that generally targets base salaries, short term incentives and long term equity incentives for executive officers at the 50th percentile for new hires in most instances (with some exceptions in individual instances), and at the 75th percentile for existing employees, based on the Company’s recent outstanding performance compared to the industry.

The Committee makes a specific decision on annual adjustments to base salary for each executive officer with input from the Chief Executive Officer regarding the written performance appraisal for each officer. For 2007, the overall compensation of each named executive officer, including the Chief Executive Officer, fell within these guidelines, with the average adjustment to base salary for 2008 for the named executive officers ranging from 3% to 7%. The Chief Executive Officer’s compensation is discussed more fully below under “Elements of Compensation—Employment Agreements.” The Committee reviews internal pay equity in the context of the benchmark guidelines discussed above.

Short Term Incentive Awards (Cash Incentive Awards). Participation in the MEMC short term incentive plan (cash incentive plan) for executive officers is discretionary as determined by the Committee, and the plan is non-contractual. Under current practice, the Committee awards cash incentives under the plan to executive officers to recognize and reward individual and Company performance. The short term incentive plan has three dimensions to it: (1) the timeframes have quarterly, semi-annual, and annual measurement periods; (2) there are quantified metrics for individual and Company performance (such as revenue, margin, operating expenses, operating cash flow, market share, quality and on-time deliveries, etc.); and (3) there are milestone-based objectives for those Company initiatives that do not have specific quantified metrics. The goals are established for each executive in the appropriate timeframe, and measured within that timeframe. The payouts are made semiannually and annually for each officer based on dollars earned during that period.

The short term incentive plan for the named executive officers (other than the Chief Executive Officer) has a target of either 40% or 50% of salary on an annual basis, and a maximum of 80% or 100% of salary. These potential incentive award ranges were established based on compensation guidelines obtained from the industry surveys described above. As is typical, both the personal milestones and the Company operating performance quantitative and qualitative milestones established for each executive are typically very rigorous, and achievement of all the milestones is extremely difficult. Not all of the milestones were achieved by the Company or the executive officers individually in 2007, notwithstanding the Company’s 2007 operating performance, which exceeded the Company’s historical operating performance on virtually all operating metrics. The Committee wished to recognize the Company’s and the executives’ 2007 performance, and exercised its discretion under the short-term incentive plan, by applying a pre-determined multiplier, as allowed under the short-term incentive plan, to determine the final short-term incentive award amounts for each of the executive officers. As a result, in 2007, the named executive officers (other than the Chief Executive Officer) were paid 51% of salary as a group average, which was 110% of target, and 55% of the maximum possible that could be earned. The actual short-term incentive awards paid to the executive officers, including the Chief Executive Officer, are shown in the “Summary Compensation Table” below.

For Mr. Gareeb, the Company’s Chief Executive Officer, his 2007 short term incentive award (cash incentive award) was determined as follows. In 2007, as part of his Employment Agreement discussed below, the Committee established a target bonus level for Mr. Gareeb of 100% of Mr. Gareeb’s annual base salary and a maximum bonus level of 200% of Mr. Gareeb’s annual base salary. Mr. Gareeb’s target award was based on the Company’s overall financial performance (including operating income and earnings per share), the Company’s achievement of certain strategic initiatives and objectives (including key account penetration and market share, customer satisfaction, research and development, manufacturing, and quality), Mr. Gareeb’s achievement of certain individual performance objectives (including executive team development and his relationship and effectiveness with the Board of Directors), and the cumulative achievement of those executive officers and management employees reporting to Mr. Gareeb (based on their achievement of the short-term incentive plan milestones described above). Based on these criteria and the Company’s and Mr. Gareeb’s performance, the Committee determined that Mr. Gareeb’s award for 2007 was equal to 109.6% of base salary or 109.6% of target and 54.8% of his potential maximum bonus, or $931,600.

Long Term Incentive Awards (Equity Awards). In keeping with the Committee’s performance based philosophy, the Committee believes that long term incentives should be closely tied to creation of shareholder value. The most direct way to accomplish this is through the grant of stock options since they are inherently performance based due to the fact that the employee recognizes no gain unless shareholder value increases as well. Beginning in 2007, and again in 2008, to add additional retention and performance elements, the Committee decided to substitute a portion of the historical option grants with standard Restricted Stock Units (“RSUs”) and performance based RSUs.

Historically, the Committee has targeted net option and RSU grants (option and RSU grants less option and RSU forfeitures and terminations) for all employees in any year to be approximately one percent or less of the Company’s outstanding shares, excluding grants to the Chief Executive Officer. The Committee has also strived to ensure that the Company has 5% or less “overhang” (total outstanding options and RSUs over total shares outstanding). For 2007, the Company’s net option and RSU grants to all employees and directors were equal to 0.82% of the Company’s outstanding shares and as of December 31, 2007, the Company’s overhang was equal to 3.87%.

In making decisions regarding annual or semi-annual long term equity incentive award grants for executive officers, the Committee first reviews the comparable stock option awards from the compensation surveys discussed above. In addition, the Committee considers certain other factors such as personal performance, level of contribution, and the need to attract and retain executive officers. For 2007, the Committee used an overall compensation guideline that targeted the dollar amount of the annual long term equity incentives for executive officers at the 75th percentile of industry comparable companies (such dollar amounts are calculated by the Company using the Black-Scholes Option Pricing Model). The Committee typically does not reduce the amount of annual equity award grants based on past historical gains by the executives, because the Committee believes that, consistent with its performance based philosophy, long term incentives should be closely tied to creation of shareholder value, and these equity grants incent creation of additional shareholder value while also increasing long term employee retention.

In 2007, the named executive officers, other than Mr. Gareeb, generally received semi-annual grants of non-qualified stock options having an exercise price equal to 100% of the market value of the Company’s stock on the date of grant, which options vest ratably over four years. All of these option grants to the named executive officers in 2007 are reflected in the “Grants of Plan Based Awards” table below.

In January 2007, the Committee also granted standard RSUs and performance based RSUs to the named executive officers (other than Mr. Gareeb), which RSUs vest ratably over four years. The performance based RSUs were subject to forfeiture should certain pre-established Company earnings targets for 2007 not be met during 2007. On January 23, 2008, the Compensation Committee determined that none of the performance based RSUs granted in January 2007 would be forfeited. All of the RSUs granted to the named executive officers in 2007 are reflected in the “Grants of Plan Based Awards” table below.

In January 2008, the Committee again granted the named executive officers (other than Mr. Gareeb) options, standard RSUs and performance based RSUs. All of the RSUs vest in 50% installments after three years and five years from the date of grant. As in 2007, the performance based RSUs are subject to forfeiture should certain pre-established Company earnings targets for 2008 not be met during 2008. Also in January 2008, for the first time the Committee granted standard RSUs to a broader worldwide employee base (approximately 1,500 employees), which RSUs will vest in 50% installments after three years and five years after grant. These broad based RSU grants were in lieu of a portion of the regular semi-annual (changed in 2008 to an annual process) option grants (which have four year ratable vesting) granted to such employees.

Termination or Change in Control Payments. Under MEMC’s 2001 Equity Incentive Plan, in the event an employee’s service (whether or not the employee is a named executive officer) is terminated by MEMC without cause or by such employee for good reason within two years following a change in control of MEMC, then:

•	All outstanding options held by such employee will become fully vested and exercisable;

•	All restrictions and conditions of all restricted stock awards then outstanding will lapse; and

•	All outstanding stock units will become immediately vested.

The change in control provisions of the 2001 Equity Incentive Plan described above can also be modified by an individual’s award agreement or by a decision of the Compensation Committee. Under our 2001 Equity Incentive

Plan, “good reason” is generally considered a material diminution in an employee’s duties and responsibilities, a decrease in an employee’s base salary or benefits or a relocation of an employee’s work location more than 50 miles.

Timing Related to Grants of Options and Other Long Term Equity Incentive Awards. In the past, the Compensation Committee has made option or other equity grants to named executive officers and other employees, and expects these grants to continue in the future, at three different times: (1) upon the hiring of the executive or employee (typically, the grant date is the employee’s start date with MEMC), (2) on the date of the regularly scheduled quarterly Board of Directors meetings, and (3) on some occasions, in connection with a promotion or special recognition grant. Historically, although most of the grants are scheduled to be made on a semiannual basis at the Board of Directors meetings in January and July of each year, grants are occasionally made at the Board of Directors meetings in April or October. In 2008, the Compensation Committee decided that rather than making semi-annual grants in January and July, the Compensation Committee determined that annual equity grants would be made on the date of the regularly scheduled quarterly Board of Directors meeting in January.

The regularly scheduled quarterly Board of Directors meetings are typically one or two days prior to the date of the Company’s regular quarterly earnings press release for the just-completed quarters. Therefore, any grants made at such regularly scheduled meetings are made at a time just prior to the release by the Company of material non-public information (i.e., the Company’s results of operations for the just-completed quarter). The Committee believes that the timing of such grants is appropriate because by having made such grants on an approximately regular timetable, the unpredictability of both the Company’s operating results and the trading markets’ reaction to those operating results does not factor into the Committee’s decision.

Employment Agreements. Only one of our named executive officers, Mr. Gareeb, our President and Chief Executive Officer, has an employment agreement with the Company, although Mr. Gareeb is an at will employee of the Company. All other named executive officers are also employees at will, without a written employment agreement.

On October 25, 2006, the Company entered into an employment agreement with Mr. Gareeb. This agreement was intended to replace the previous four-year employment agreement with Mr. Gareeb that expired by its terms in April 2006. The Committee and the full Board of Directors determined that in light of the significant increase in shareholder value and the improvement in the Company’s operating performance over the prior four years, a similar performance oriented employment agreement and related compensation package for Mr. Gareeb was warranted. Therefore, the majority of the compensation in the new agreement is long-term, performance-based compensation, based on stock options that will have no value for Mr. Gareeb unless the Company’s shareholders benefit as well. This package therefore aligns Mr. Gareeb with the Company’s stockholders, has a strong retention element due to the cliff vesting features of the performance option (discussed below), and provides Mr. Gareeb with limited severance (discussed below), all with the goal of requiring strong performance from Mr. Gareeb and the Company, with minimal payouts unless the Company’s shareholders benefit as well. The Compensation Committee utilized the services of Mercer Human Resource Consulting in connection with the benchmarking of the compensation elements of this new employment agreement with Mr. Gareeb.

The employment agreement expires pursuant to its terms on December 31, 2010, although the agreement will automatically renew for one-year periods unless either party gives notice of its intention not to renew. The agreement also provides that so long as Mr. Gareeb is employed by the Company, the Company will cause the Board of Directors to nominate him for re-election to the Board. Under the terms of the October 2006 agreement, Mr. Gareeb’s base salary was set at $850,000 per year. In February 2008, the Compensation Committee determined that Mr. Gareeb’s salary for 2008 would be $892,500, a 5% raise from 2007.

Commencing with the January 1, 2007 calendar year, Mr. Gareeb’s short term incentive target bonus was set at 100% of salary and the maximum incentive bonus was set at 200% of salary. Mr. Gareeb’s bonuses will be based on the Company’s overall financial performance, the Company’s achievement of certain strategic objectives, Mr. Gareeb’s achievement of certain individual performance objectives, and the cumulative achievement of those executive officers and management employees reporting to Mr. Gareeb.

In addition, as part of the employment agreement, Mr. Gareeb was granted an option to purchase one million shares of the Company’s common stock at an exercise price of $37.01, the market price on the date of grant and the date of consummation of the employment agreement, with customary four-year ratable vesting, and a performance-based option to purchase an additional one million shares at the same exercise price. The performance-based option will vest on the four-year anniversary of the date of grant if Mr. Gareeb is still employed by the Company and the Company’s common stock price outperforms the S&P 500 market index by a specified amount over that four-year period; otherwise, the option will expire. The grant also provides for an early vesting of 400,000 of these performance-based options at the end of three years if Mr. Gareeb is still employed by the Company and the Company’s common stock price outperforms the S&P 500 market index by the specified amount over the three-year period. These options were granted under the Company’s shareholder-approved 2001 Equity Incentive Plan. The employment agreement provides that the Company does not intend to grant Mr. Gareeb additional options in the next four years, and the Committee did not grant Mr. Gareeb any options in 2007. In addition, in the agreement, Mr. Gareeb agreed to own outright at least 100,000 shares of the Company’s common stock, which he does as of the date hereof.

Either party can terminate Mr. Gareeb’s employment agreement. In the event of Mr. Gareeb’s involuntary termination without cause (other than by reason of death or disability) or Mr. Gareeb’s voluntary termination for good reason during the employment term, he is entitled to:

•	His base salary through the date of termination;

•	His annual bonus, if any, earned in the calendar year immediately preceding the calendar year in which the date of termination occurs, to the extent not yet paid;

•	Subject to the execution by Mr. Gareeb of a general release and waiver, the continuation of Mr. Gareeb’s base salary for a one-year period beginning on the date of termination; and

•	Continued health care coverage under the Company’s group health care plan through the end of the severance period.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Members of the Compensation Committee (2007)

James B. Williams, Chairman

Peter Blackmore

Robert J. Boehlke

C. Douglas Marsh

Marshall Turner

EXECUTIVE COMPENSATION

The following table presents summary information concerning 2007 compensation awarded or paid to, or earned by, (i) the Company’s Chief Executive Officer, (ii) the Company’s Chief Financial Officer, (iii) any additional persons who served as Chief Executive Officer or Chief Financial Officer at any time in 2007 and (iv) each of the other three most highly compensated executive officers for the year 2007 (collectively, such persons are the “named executive officers” for MEMC for 2007).

Summary Compensation Table

Name and Principal Positions	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Nabeel Gareeb	2007	$850,000					$12,455,747	$931,600			$68,107	(4)	$14,305,454
President and Chief Executive Officer	2006	$656,731					$5,162,380	$634,400			$37,266	(5)	$6,490,776

Kenneth H. Hannah	2007	$420,000			$651,896		$2,513,507	$307,800			$90,735	(8)	$3,983,938
Senior Vice President and Chief Financial Officer	2006	$266,154	$200,000	(6)	$371,953	(7)	$1,543,557	$199,000			$105,459	(9)	$2,686,123

Sean Hunkler	2007	$375,000			$213,329		$1,217,650	$150,000			$13,973	(10)	$1,969,952
Senior Vice President, Manufacturing	2006	$350,000					$1,398,496	$148,900			$40,881	(11)	$1,938,277

Mignon Cabrera Senior Vice President Human Resources	2007	$231,750			$63,999		$1,136,085	$129,449			$99,958	(12)	$1,661,241

Michael Cheles Vice President Information Technology	2007	$229,500			$63,999		$1,181,216	$96,380			$32,468	(13)	$1,603,563

Bradley D. Kohn	2007	$265,000			$63,999		$879,528	$104,864			$16,922	(14)	$1,330,313
Vice President and General Counsel	2006	$250,000					$978,892	$140,800			$19,423	(15)	$1,389,115

John A. Kauffmann	2007	$318,000			$159,996		$656,306	$154,909	-$	1,583	$42,339	(16)	$1,329,967
Senior Vice President, Sales and Marketing	2006	$300,000					$682,481	$231,200	-$	1,407	$42,495	(17)	$1,254,769

Shaker Sadasivam	2007	$330,750			$159,996		$501,873	$166,801	-$	1,064	$27,360	(18)	$1,185,716
Senior Vice President, Research and Development	2006	$313,846					$493,871	$165,800	-$	1,222	$13,640	(19)	$985,935

(1)	Amounts shown include cash compensation earned and received as well as cash compensation earned but deferred at the election of the executive officer under the MEMC Retirement Savings Plan.

(2)	The amounts for 2007 and 2006 are based on the Company’s 2007 and 2006 accounting expense, respectively, for all awards granted to the executive, and does not correspond to the actual value that will be recognized by the named executives. These amounts are calculated under FAS 123R (assuming no forfeitures, per SEC Rules) and thus include amounts from awards granted in and prior to 2007 and 2006, respectively. All option awards are non-qualified stock options under the Company’s 2001 Equity Incentive Plan. Because the FAS123R accounting expense reflected above does not necessarily correspond to the actual value that will be recognized by the named executives, the Company has chosen to include three additional executive officers (each of whom is a function head) in the Summary Compensation Table and related tables for 2007. Such inclusion by the Company is not an admission that such individuals qualify as named executive officers under applicable SEC Rules for 2007 or future years.

(3)	These bonuses are earned upon achievement of performance milestones under the Company’s short term incentive plan for executive officers discussed above under “Compensation Discussion and Analysis”.

(4)	Amount shown includes $15,031 in contributions by MEMC to the MEMC Retirement Savings Plan and $53,076 of accrued paid time off payout.

(5)	Amount shown includes $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan and $23,626 of accrued paid time off payout.

(6)	Amount shown represents a signing bonus.

(7)	Amount relates to 52,500 restricted stock units granted to Mr. Hannah upon his initial employment by the Company.

(8)	Amount shown includes $86,235 in relocation payments and $4,500 in contributions by MEMC to the MEMC Retirement Savings Plan.

(9)	Amount includes $101,059 in relocation payments and $4,400 in contributions by MEMC to the MEMC Retirement Savings Plan.

(10)	Amount shown includes $13,973 in contributions by MEMC to the MEMC Retirement Savings Plan.

(11)	Amount includes $27,241 in relocation payments and $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan.

(12)	Amount shown includes $95,458 in relocation payments and $4,500 in contributions by MEMC to the MEMC Retirement Savings Plan.

(13)	Amount shown includes $15,566 in relocation payments and $16,902 in contributions by MEMC to the MEMC Retirement Savings Plan.

(14)	Amount shown includes $16,922 in contributions by MEMC to the MEMC Retirement Savings Plan.

(15)	Amount includes $5,783 in relocation payments and $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan.

(16)	Amount shown includes $16,954 in contributions by MEMC to the MEMC Retirement Savings Plan and $25,385 of accrued paid time off payout.

(17)	Amount shown includes $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan and $28,855 of accrued paid time off payout.

(18)	Amount shown includes $11,613 in contributions by MEMC to the MEMC Retirement Savings Plan and $15,747 of accrued paid time off payout.

(19)	Amount shown includes $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan.

The following table sets forth certain information on a grant-by-grant basis regarding plan-based awards to the executive officers named in the Summary Compensation Table during 2007.

Grants of Plan Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Nabeel Gareeb	N/A	0	0

Ken Hannah	1/24/2007	5,000			$228,500
	1/24/2007	5,000			$228,500
	4/25/2007		50,000	$67.43	$1,466,045

Sean Hunkler	1/24/2007	10,000			$457,000
	1/24/2007	5,000			$228,500
	1/24/2007	5,000			$228,500
	1/24/2007		20,000	$45.70	$405,528
	7/24/2007		20,000	$58.31	$508,412

Mignon Cabrera	1/24/2007	3,000			$137,100
	1/24/2007	3,000			$137,100
	7/24/2007		12,000	$58.31	$305,047

Mike Cheles	1/24/2007	3,000			$137,100
	1/24/2007	3,000			$137,100
	7/24/2007		12,000	$58.31	$305,047

Brad Kohn	1/24/2007	3,000			$137,100
	1/24/2007	3,000			$137,100
	1/24/2007		12,000	$45.70	$243,317
	7/24/2007		13,000	$58.31	$330,468

John Kauffmann	1/24/2007	5,000			$228,500
	1/24/2007	5,000			$228,500
	1/24/2007	5,000			$228,500
	1/24/2007		20,000	$45.70	$405,528
	7/24/2007		20,000	$58.31	$508,412

Shaker Sadasivam	1/24/2007	5,000			$228,500
	1/24/2007	5,000			$228,500
	1/24/2007	5,000			$228,500
	1/24/2007		20,000	$45.70	$405,528
	7/24/2007		20,000	$58.31	$508,412

The following table presents information regarding outstanding equity awards held by the executive officers named in the Summary Compensation Table at December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Nabeel Gareeb(2)	—	1,750,000		$37.01	10/25/2016
	—	1,075,000		$11.93	5/2/2015
	—	37,500		$8.45	4/27/2014
Kenneth H. Hannah	43,750	306,250		$41.57	4/26/2016	55,938	$4,949,954
	—	50,000		$67.43	4/25/2017
Sean Hunkler	—	10,350		$29.73	7/26/2016	20,000	$1,769,800
	—	200,000		$18.05	8/15/2015
	—	20,000		$45.70	1/24/2017
	—	20,000		$58.31	7/24/2017
Mignon Cabrera	—	175,000		$36.78	8/28/2016	6,000	$530,940
	—	12,000		$58.31	7/24/2017
Michael Cheles	—	175,000		$38.50	9/5/2016	6,000	$530,940
	—	12,000		$58.31	7/24/2017
Bradley D. Kohn	—	150,000		$19.88	9/18/2015	6,000	$530,940
	1,475	4,425		$29.73	7/25/2016
	—	12,000		$45.70	1/24/2017
	—	13,000		$58.31	7/24/2017
John Kauffmann	—	8,925		$29.73	7/25/2016	15,000	$1,327,350
	—	13,725		$25.66	1/25/2016
	—	10,000		$17.65	7/26/2015
	—	5,000		$11.63	2/16/2015
	—	7,500		$10.85	1/26/2014
	—	1,550		$8.09	7/26/2014
	—	37,500		$9.43	10/27/2014
	—	20,000		$45.70	1/24/2017
	—	20,000		$58.31	7/24/2017
Shaker Sadasivam	3,100	9,300		$29.73	7/25/2016	15,000	$1,327,350
	4,575	13,725		$25.66	1/25/2016
	10,000	20,000		$17.65	7/26/2015
	6,250	12,500		$11.63	2/16/2015
	12,500	6,250		$9.43	10/27/2014
	3,025	3,025		$8.09	7/26/2014
	3,750	3,750		$10.85	1/26/2014
	4,000	—		$11.74	7/25/2013
	12,500	—		$7.90	1/24/2013
	—	20,000		$45.70	1/24/2017
	—	20,000		$58.31	7/24/2017

(1)	Based on the Company’s closing stock price on December 29, 2007 of $88.49.

(2)	Options are held by estate planning trusts over which Mr. Gareeb has sole power to vote and transfer such interests.

The following table sets forth certain information concerning stock option exercises and the vesting of restricted stock units during 2007 by the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested for 2007

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Nabeel Gareeb	1,650,000		$77,711,816	0	N/A
Kenneth H. Hannah	0		N/A	6,562	440,638
Sean Hunkler	53,450		$2,949,049	0	N/A
Mignon Cabrera	25,000		$593,413	0	N/A
Michael Cheles	25,000		$492,745	0	N/A
Bradley D. Kohn	25,000		$1,285,376	0	N/A
John A. Kauffmann	146,600		$7,342,896	0	N/A
Shaker Sadasivam	0	$	N/A	0	N/A

Equity Compensation Plans

The following table gives information about the Company’s common stock that may be issued upon exercise of options, warrants and rights under the Company’s equity compensation plans as of December 31, 2007.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	8,869,635	$29.93712	9,755,183
Equity compensation plans not approved by security holders	0	$0	0

Total	8,869,635	$29.93712	9,755,183

(1)	Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

Pension Plan

MEMC sponsors the MEMC Pension Plan, a defined benefit pension plan which covered most U.S. employees of MEMC and its subsidiaries through the end of 2001. Effective January 2, 2002, the plan was amended to freeze the accrued benefit for employees who did not meet certain age and service criteria. In order to receive benefit accruals after January 2, 2002, a participant must have met one of two criteria: 1) as of December 31, 2001, the participant was at least age 50 with 5 years of service; or, 2) the participant had at least 25 years of service as of December 31, 2001. Employees who joined MEMC after December 31, 2001 are not eligible for coverage under the MEMC Pension Plan.

The basic benefit payable under the MEMC Pension Plan is determined based on a lump sum equal to 8% of a participant’s “average total earnings” (as defined below) up to one-half of the Social Security wage base plus

12% of the participant’s average total earnings over one-half of the Social Security wage base, multiplied by the participant’s years of benefit service, less 2% of such amount for every year by which the current age of the participant is less than age 65 (the “Basic Formula”). In addition to the normal annuity options, for some participants the benefit is also available in an immediate lump-sum distribution at the termination of their employment. None of our named executive officers are covered by the Basic Formula.

Employees who were participants in our former Pension Plan for Salaried Employees (the “Salaried Plan”), a prior plan merged into the MEMC Pension Plan as of December 31, 1996, are entitled to a benefit calculated under the formula in effect as of such date under the Salaried Plan, if such benefit is greater than the benefit calculated under the Basic Formula. The basic benefit payable under the Salaried Plan formula is a single life annuity equal to 1.2% of the participant’s average total earnings multiplied by the participant’s years of benefit service. However, if the participant was hired in the U.S. by Monsanto Company (“Monsanto”), a prior owner of a substantial part of our business, before April 1, 1986 and was employed by us at any time during the period April 1, 1989 through May 31, 1989, or if the participant was employed by MEMC at any time during the period January 1, 1989 through March 31, 1989, the factor is 1.4% of the participant’s “average total earnings” instead of 1.2%. If a participant with either the 1.2% or 1.4% formula retires on or after age 55 but prior to age 65, his benefit will be reduced 1/4% for each month that his retirement date precedes his 65th birthday. However, if the participant is under age 65 but at least age 55 at the time of his retirement, and the participant’s age and years of vesting service add up to at least 80, then the benefit is not subject to any reduction. The basic benefit under either the 1.2% or 1.4% formula is reduced by the amount the participant is entitled to receive under any other designated Monsanto defined benefit pension plan. For purposes of the MEMC Pension Plan, “average total earnings” means twelve times the greater of (a) the monthly average earnings received in the 36 full calendar months immediately prior to the date of employment termination or (b) the monthly average of earnings received during the highest three of the ten calendar years immediately prior to the year in which employment terminates. “Earnings” means amounts paid to participants that are subject to federal income tax withholding (including salary and bonus payments), subject to certain adjustments. Generally, “earnings” utilized for pension formula purposes includes salary and bonus reported in the salary and bonus columns of the Summary Compensation Table. However, since all or portions of the short term incentive cash bonuses are paid in the year following the year earned, all or a portion of such bonuses are included in earnings utilized for pension formula purposes in the year following the year such bonuses are reported in the non-equity incentive plan compensation column of the Summary Compensation Table.

Retirement benefits payable under qualified defined benefit plans are subject to the annual pension limitations imposed under Section 415 of the Internal Revenue Code, for which limitations vary annually. The Section 415 limitation for 2007 is $180,000. In addition, Section 401(a)(17) of the Internal Revenue Code specifies a maximum amount of annual compensation, also adjusted annually, that may be taken into account in computing benefits under a qualified defined benefit plan. The Section 401(a)(17) limitation for 2007 was $225,000. Our Supplemental Executive Pension Plan (the “MEMC SEPP”), a non-qualified and unfunded plan, provided benefits over the applicable Internal Revenue Code limitations. Benefits under the MEMC SEPP are payable in the form of a lump-sum distribution, in the form of an annuity with monthly payments for life beginning at the participant’s retirement age, or in annual installments not to exceed fifteen years. The MEMC SEPP was amended at the end of 2001 to cease future accruals. In addition, all accrued benefits under the MEMC SEPP for employees who entered into new employment contracts with MEMC in 2001 were waived. None of our named executive officers participate in the MEMC SEPP.

The following table (Pension Plan Table (1)) shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the 1.4% Salaried Plan formula described above. As discussed above, the 1.4% formula is an alternative to the Basic Formula. The amounts shown in the table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than twenty-five years of service or at remuneration levels above $200,000 because none our named executive officers can reach these years of service categories or remuneration levels for purposes of determining benefits under the MEMC Pension Plan.

Pension Plan Table (1)

	Years of Service
Remuneration	15	20	25
$125,000	$26,250	$35,000	$43,750
150,000	31,500	42,000	52,500
175,000	36,750	49,000	61,250
200,000	42,000	56,000	70,000

Mr. Kauffmann is covered by the 1.4% formula shown in Pension Plan Table (1). Mr. Kauffmann did not meet the criteria for continued benefit accrual effective December 31, 2001. As of December 31, 2001, Mr. Kauffmann had 22.0 years of benefit service and annualized average total earnings of $108,414.

The following table (Pension Plan Table (2)) shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the 1.2% Salaried Plan formula described above. As discussed above, the 1.2% formula is an alternative to the Basic Formula. The amounts shown in this table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than fifteen years of service or at remuneration levels above $200,000 because none of our named executive officers can reach these years of service categories or remuneration levels for purposes of determining benefits under the MEMC Pension Plan.

Pension Plan Table (2)

	Years of Service
Remuneration	5	10	15
$125,000	$7,500	$15,000	$22,500
150,000	9,000	18,000	27,000
175,000	10,500	21,000	31,500
200,000	12,000	24,000	36,000

Dr. Sadasivam is eligible for the 1.2% formula shown in Pension Plan Table (2). Dr. Sadasivam did not meet the criteria for continued benefit accrual effective December 31, 2001. As of December 31, 2001, Dr. Sadasivam had 8.3 years of benefit service and annualized average total earnings of $113,496.

Each of Ms. Cabrera and Messrs. Gareeb, Hannah, Cheles, Hunkler and Kohn commenced employment after December 31, 2001. As a result, they do not participate in the MEMC Pension Plan or MEMC SEPP.

The table below shows the present value of accumulated benefits payable to each of the named executive officers that participate in the MEMC Pension Plan, including the number of years of service credited to each such named executive officer.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John A. Kauffmann	MEMC Pension Plan	22.0	$130,624	$0
Shaker Sadasivam	MEMC Pension Plan	8.3	$48,334	$0

MEMC does not have or pay any nonqualified deferred compensation, and has accordingly omitted the required Nonqualified Deferred Compensation Table.

Compensation Committee Interlocks and Insider Participation

In 2007, the Compensation Committee was comprised of Messrs. Peter Blackmore, Robert J. Boehlke, C. Douglas Marsh, James B. Williams and, as of April 25, 2007, Mr. Marshall Turner.

None of the directors comprising the Compensation Committee during 2007 is or has been an officer or employee of MEMC or any of its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of filed Forms 3, 4 and 5, all of the filings for our executive officers and directors and greater than 10% stockholders required under Section 16(a) of the Securities Exchange Act of 1934 were made on a timely basis in 2007.

CERTAIN TRANSACTIONS

On September 30, 2001, an investor group led by Texas Pacific Group, including TPG Wafer Holdings LLC and funds managed by Leonard Green & Partners, L.P. and TCW/Crescent Mezzanine Management III LLC (collectively, TPG), entered into a purchase agreement with E.ON and its affiliates (E.ON), our former parent company. Pursuant to the purchase agreement, on November 13, 2001, TPG Wafer Holdings and its assignees purchased all of E.ON’s debt in MEMC of approximately $910 million and all of E.ON’s equity holdings in MEMC, representing approximately 72% of the outstanding shares of MEMC common stock.

In connection with and as a condition to closing the transactions contemplated by the purchase agreement between E.ON and TPG, on November 13, 2001, we entered into certain agreements with TPG, including principally a restructuring agreement under which we restructured approximately $860 million of our debt that was acquired by TPG from E.ON. TPG exchanged approximately $860 million of the debt for shares of our Series A Cumulative Convertible Preferred Stock, $50 million in principal of our senior subordinated secured notes that matured in November 2007 and warrants to purchase shares of our common stock. The restructuring agreement provided that representatives of TPG would serve on our board of directors for so long as TPG owned our stock. We also agreed to register for resale the common stock, warrants and notes acquired by TPG, to retain a TPG affiliate as a management advisor, to provide for certain of TPG’s related expenses and to make certain U.S. income tax elections. These transactions were approved by our board of directors and our shareholders.

In 2002, TPG converted all of the convertible preferred stock into shares of our common stock. In a series of public offerings in 2003 through 2005, TPG sold approximately 133 million shares of our stock and in several private transactions in 2006 and 2007, TPG sold another 51.5 million shares and all of the remaining warrants. As of December 31, 2007, TPG no longer holds any of our shares or warrants.

Director Compensation

Under our director compensation policy, all directors, including directors affiliated with TPG, receive compensation for their service on our Board of Directors. In 2007, we paid $148,000 to certain entities affiliated with TPG for the Board and committee fees and retainers earned by the directors affiliated with such entities, namely John Marren and James B. Williams.

Ownership Interest in TPG Wafer Management

Certain of our current and former executive officers purchased limited liability company membership interests in TPG Wafer Management, an investment limited liability company that owned a 1.5% participation membership interest in TPG Wafer Holdings. These membership interests were economic interests with no voting rights and represented a total of approximately 48.3% of the interests in TPG Wafer Management and, therefore, indirectly, approximately 0.72% of the membership interests in TPG Wafer Holdings.

As TPG has sold our stock and warrants over the past few years, TPG Wafer Management received distributions of the aggregate proceeds from direct sales of our common stock and distributions of sale proceeds from TPG Wafer Holdings’ sales as well. As a holder of membership interests in TPG Wafer Management, Mr. Gareeb’s share of such distribution proceeds was approximately $6,345,993 in 2007, $3,314,790 in 2006 and $2,863,270 in 2005.

Ownership Interest in TPG Wafer Partners

Two of our directors, Messrs. Boehlke and Marsh, purchased limited liability company membership interests in TPG Wafer Partners, an investment limited liability company that owned a 59.1% membership interest in TPG Wafer Holdings. These membership interests were economic interests with no voting rights. Messrs. Boehlke and Marsh each owned (through family trusts) approximately 0.9% of the interests in TPG Wafer Partners and, therefore, indirectly, approximately 0.53% of the membership interests in TPG Wafer Holdings.

As TPG has sold our stock and warrants over the past few years, TPG Wafer Partners received distributions of the aggregate proceeds from direct sales of our common stock and distributions of sale proceeds from TPG Wafer Holdings’ sales as well. As holders of membership interests in TPG Wafer Partners, Mr. Boehlke and Mr. Marsh each received distribution proceeds of $11,317,455 in 2007, $3,741,971 in 2006 and $5,956,732 in 2005.

ITEM NO. 2. — RATIFICATION OF SELECTION OF KPMG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

YEAR ENDING DECEMBER 31, 2008

The Audit Committee has appointed KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2008.

KPMG LLP served as our independent registered public accounting firm for the year ended December 31, 2007. A representative of KPMG LLP will be present at the 2008 Annual Stockholders’ Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008. If the stockholders do not so ratify, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

The Board of Directors unanimously recommends a vote FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Stockholder proposals intended to be presented at our 2009 Annual Stockholders’ Meeting must be received by us by November 14, 2008 for inclusion in our proxy statement and form of proxy card for that meeting.

In order for a stockholder to nominate a candidate for director for election at an annual stockholders’ meeting, under our Restated Certificate of Incorporation we must receive timely notice of the nomination in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. The stockholder filing a notice of nomination must include information about the nominee, such as name, address, occupation and shares held.

In order for a stockholder to bring other business before an annual stockholders’ meeting, we must receive timely notice in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement, form of proxy card and/or annual stockholders’ meeting agenda under regulations governing the solicitation of proxies. The above time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

In each case, the notice must be given to Bradley D. Kohn, MEMC’s Corporate Secretary, whose address is 501 Pearl Drive (City of O’Fallon), P. O. Box 8, St. Peters, Missouri 63376.

Any stockholder desiring a copy of our Restated Certificate of Incorporation or Restated By-Laws will be furnished a copy without charge upon written request to our Corporate Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the 2008 Annual Stockholders’ Meeting by the Board of Directors or by stockholders. If any other matter shall properly come before the meeting, the persons named in the accompanying proxy card intend to vote on such matters in accordance with their judgment.

HOUSEHOLDING OF PROXIES

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

March 14, 2008

	000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE		000000000.000000 ext 000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext 000000000.000000 ext
ADD 1		Electronic Voting Instructions
ADD 2
ADD 3		You can vote by Internet or telephone!
ADD 4		Available 24 hours a day, 7 days a week!
ADD 5 ADD 6		Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 23, 2008.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.

Vote by telephone

•       Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•       Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

ÀIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. À

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Peter Blackmore	☐	☐	02 - Nabeel Gareeb	☐	☐	03 - Marshall Turner	☐	☐

		For	Against	Abstain
2.	Ratification of Selection of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2008. The Board of Directors recommends a vote FOR ratification of selection of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐	3.	In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby revokes all proxies heretofore given by the undersigned for said meeting. The proxy may be revoked prior to its exercise.

Please sign EXACTLY as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

À IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. À

Proxy — MEMC Electronic Materials, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 23, 2008

The undersigned hereby appoints Bradley D. Kohn and Kenneth H. Hannah, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the “Company”), to be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105 on April 23, 2008 at 7:00 a.m., local time, and all adjournments thereof, and to vote, as indicated on the reverse side, the shares of Common Stock of the Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER’S DIRECTION HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008, AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY’S PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

PLEASE DATE AND SIGN THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

	000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE		000000000.000000 ext 000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext 000000000.000000 ext
ADD 1		Electronic Voting Instructions
ADD 2
ADD 3		You can vote by Internet or telephone!
ADD 4		Available 24 hours a day, 7 days a week!
ADD 5 ADD 6		Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 23, 2008.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.

Vote by telephone

•       Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•       Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

ÀIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. À

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Peter Blackmore	☐	☐	02 - Nabeel Gareeb	☐	☐	03 - Marshall Turner	☐	☐

		For	Against	Abstain
2.	Ratification of Selection of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2008. The Board of Directors recommends a vote FOR ratification of selection of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐	3.	In their discretion, the Trustee and its proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby revokes all prior directions heretofore given by the undersigned to the Trustee with respect to the subject matter hereof for said meeting. The direction may be revoked prior to its exercise.

Please sign EXACTLY as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

À IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. À

Voting Direction Card — MEMC Electronic Materials, Inc.

The undersigned hereby directs Putnam Fiduciary Trust Company as trustee (the “Trustee”) of the MEMC Retirement Savings Plan (the “Plan”) to vote, as designated on the reverse side, all of the shares of Common Stock of MEMC Electronic Materials, Inc. (the “Company”) which the undersigned is entitled to direct the Trustee to vote pursuant to the terms of the Plan, on the matters set forth on the reverse side and, in the discretion of the Trustee and its proxies, upon any other business which may properly come before the Annual Meeting of Stockholders of the Company, to be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105 on April 23, 2008 at 7:00 a.m., local time, and all adjournments thereof.

This voting direction card, when properly executed, will be voted in the manner directed herein by the undersigned participant. If no direction is made by a participant, voting will be controlled by the terms of the Plan.

PLEASE DATE AND SIGN THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)